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                                                                    EXHIBIT 23.1



                      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to Form S-1 on Form S-3 and related Prospectus of Caliper Technologies Corporation for the registration of 2,300,000 shares of its common stock and to the incorporation by reference therein of our report dated January 25, 2000, with respect to the financial statements of Caliper Technologies Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


Palo Alto, California
January 10, 2001